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                                                             Exhibit 99(a)





                                    TXU CORP.
                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002
                CERTIFICATION OF SECRETARY & ASSISTANT TREASURER
                                       AND
                               PLAN ADMINISTRATOR

         The undersigned, Peter B. Tinkham, Secretary & Assistant Treasurer of TXU Corp., and Plan Administrator of the TXU Deferred and Incentive Compensation Plan (the "Plan"), DOES HEREBY CERTIFY that:

         1. The Annual Report on Form 11-K for the year ended March 31, 2003 (the "Report") of the Plan fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Plan.

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 30th day of June, 2003.





                                 /s/ Peter B. Tinkham
                           -------------------------------------
                        Name:    Peter B. Tinkham
                        Title:   Secretary & Assistant Treasurer
                                 Plan Administrator,
                                 Organization and Compensation Committee









A signed original of this written statement required by Section 906 has been provided to TXU Corp. and will be retained by TXU Corp. and furnished to the Securities and Exchange Commission or its staff upon request.